                                                                 Exhibit 6(a)(i)

                                                             Dated: May 12, 1994
                                   Schedule H
                                     to the
                             Distribution Agreement
                    between The Parkstone Group of Funds and
                    The Winsbury Company Limited Partnership
                                     dated
                                October 1, 1993

              Investor C Distribution and Shareholder Service Plan

  This Plan (the "Investor C Plan") constitutes a distribution and shareholder service plan of The Parkstone Group of Funds, a Massachusetts business trust ("the Trust"), adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act"). The Investor C Plan relates to the Investor C Shares of those investment portfolios identified on Schedule I to the Trust's Distribution Agreement and as amended from time to time (the "Investor C Plan Funds").

  Section 1. Each Investor C Plan Fund is authorized to pay to The Winsbury Company Limited Partnership, an Ohio limited partnership and the distributor (the "Distributor") of the Trust's shares of beneficial interest of its Investor C class (the "Investor C Shares");

   (a) a distribution fee in an amount not to exceed on an annual basis .75% of the average daily net asset value of the Investor C shares of such Fund (the "Distribution Fee") for: (i) payments the Distributor makes to banks and other institutions and broker/dealers (a "Participating Organization") for distribution assistance pursuant to an agreement with the Participating Organization or for distribution assistance provided by the Distributor pursuant to an agreement between the Distributor and the Trust; or (ii) reimbursement of expenses incurred by a Participating Organization pursuant to an agreement in connection with distribution assistance including, but not limited to, the reimbursement of expense relating to printing and distributing prospectuses to persons other than Shareholders of an Investor C Plan Fund, printing and distributing advertising and sales literature and reports to Shareholders for use in connection with the sales of Investor C Shares, processing purchase, exchange and redemption requests from customers and placing orders with the Distributor or the Trust's transfer agent, and personnel and communication equipment used in servicing Shareholder accounts and prospective shareholder inquiries; and

   (b) a service fee in an amount not to exceed on an annual basis .25% of the average daily net asset value of the Investor C Shares of such Fund (the "Service Fee") for (i) payments the Distributor makes to a Participating Organization for Shareholder services pursuant to an agreement with the Participating Organization or for Shareholder services provided by the Distributor pursuant to an agreement between the Distributor and the Trust; or (ii) reimbursement of expenses incurred by a Participating Organization pursuant to an agreement in connection with



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  Shareholder service including, but not limited to, personal, continuing services to investors in the Investor C Shares of a Fund, providing sub-accounting with respect to Investor C Shares beneficially owned by customers or the information necessary for sub-accounting, arranging for bank wires, and providing office space, equipment, telephone facilities and various personnel including clerical, supervisory and computer, as is necessary or beneficial in connection therewith.

For purposes of the Investor C Plan, a Participating Organization may include the Distributor or any of its affiliates or subsidiaries.

  Section 2. The Distribution Fee and the Service Fee shall be paid by the Investor C Plan Funds to the Distributor only to compensate or to reimburse the Distributor for payments or expenses incurred pursuant to Section 1.

  Section 3. The Investor C Plan shall not take effect with respect to the Investor C Shares of any Investor C Plan Fund until it has been approved by a vote of the initial Shareholder of the Investor C Shares of such Fund.

  Section 4. The Investor C Plan shall not take effect until it has been approved, together with any related agreements, by votes of the majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the 1940 Act or the rules and regulations thereunder of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust cast in person at a meeting called for the purpose of voting on the Investor C Plan or such agreement.

  Section 5. The Investor C Plan shall continue in effect for a period of more than one year after it takes effect only so long as such continuance is specifically approved at least annually in the manner provided for approval of the Investor C Plan in Section 4.

  Section 6. Any person authorized to direct the disposition of monies paid or payable by the Investor C Plan Funds pursuant to the Investor C Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

  Section 7. The Investor C Plan may be terminated at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding Investor C Shares of an Investor C Plan Fund.

  Section 8. All agreements with any person relating to implementation of the Investor C Plan shall be in writing, and any agreements related to the Investor C Plan shall provide:

   (a) That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding Investor C Shares of the Investor C Plan Fund, on not more than 60 days' written notice to any other party to the agreement; and

  (b) That such agreement shall terminate automatically in the event of its assignment.

  Section 9. The Investor C Plan may not be amended to increase materially the amount of the Distribution Fee and Service Fee permitted pursuant to Section 1 hereof until any such amendment has been approved by a vote of at least a majority of the outstanding Investor C Shares of such Fund, and all material amendments to the Investor C Plan shall be approved in the manner provided for approval of the Investor C Plan in Section 4.

  Section 10. As used in the Investor C Plan, (a) the term "Independent Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of the Investor C Plan or any agreements related to it, and (b) the terms "assignment," "interested person" and "majority of the outstanding voting securities" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.


THE PARKSTONE GROUP OF FUNDS        THE WINSBURY COMPANY LIMITED
                                    PARTNERSHIP

By /s/ G. RONALD HENDERSON          By The Winsbury Corporation,
   -----------------------             General Partner
   G. Ronald Henderson
   President

                                    By /s/ KENNETH B. QUINTENZ
                                       -----------------------
                                       Kenneth B. Quintenz
                                       Senior Vice President

                                                             Dated: May 12, 1994

                                   Schedule I
                                     to the
                             Distribution Agreement
                       between The Parkstone Group of Funds
                   and The Winsbury Company Limited Partnership
                                     dated
                                 October 1, 1993

Name of Investor C Fund                                       Date
-----------------------                                       ----

Parkstone Equity Fund - Investor C Shares                 May 12 ,1994
Parkstone Small Capitalization Fund - Investor C Shares
Parkstone High Income Equity Fund - Investor C Shares
Parkstone Bond Fund - Investor C Shares
Parkstone Limited Maturity Bond Fund - Investor C Shares
Parkstone Intermediate Government Obligations Fund -
    Investor C Shares
Parkstone Municipal Bond Fund - Investor C Shares
Parkstone Michigan Municipal Bond Fund - Investor C Shares
Parkstone Balanced Fund - Investor C Shares
Parkstone U.S. Government Income Fund - Investor C Shares
Parkstone International Discovery Fund - Investor C Shares


THE PARKSTONE GROUP OF FUNDS             BY  THE WINSBURY COMPANY
                                             LIMITED PARTNERSHIP


By /s/ G. RONALD HENDERSON               By The Winsbury Corporation,
   -----------------------                  General Partner
   G. Ronald Henderson
   President

                                         By /s/ KENNETH B. QUINTENZ
                                            -----------------------
                                            Kenneth B. Quintenz
                                            Senior Vice President


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